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                                                                       EXHIBIT A


                        CONSULTING AND ADVISORY AGREEMENT

     THIS CONSULTING AGREEMENT, dated as of September 1, 1996 by and between LifeRate Systems, Inc., a Minnesota corporation (the "COMPANY") and William D. Knopf, M.D., an individual presently residing in the State of Georgia ("CONSULTANT").

     A. The Company and Consultant desire to establish a consulting and advisory arrangement.

     B. The Company and Consultant are entering into this Consulting and Advisory Agreement in conjunction with the simultaneous execution of the Agreement, dated of even date herewith, between the Company and Consultant regarding the settlement of certain claims (the "AGREEMENT").

     In consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the receipt and sufficiency of which consideration are hereby acknowledged, the parties hereto agree as follows:

1. CONSULTANCY. The Company agrees to retain Consultant as a consultant and advisor, and Consultant agrees to serve the Company, on the terms and conditions set forth herein. The retention of Consultant by the Company as a consultant and advisor shall be for the period commencing on September 1, 1996 and expiring September 1, 1998 (the "EXPIRATION DATE"), unless such consultancy shall have been sooner terminated as hereinafter set forth in Section 4.

2. RESPONSIBILITIES. Consultant's role hereunder (i) as an advisor shall primarily be as a clinical advisor to the Company and (ii) as consultant shall primarily be in the area of support and promotion of the Company's products and services. As a clinical advisor, Consultant's duties would include, but not be limited to: providing design input on product releases; identifying appropriate data fields and data structures; assisting in testing of new design concepts; and interacting with the Company's clinical liaisons and product managers. Consultant shall report directly to the Chief Executive Officer of the Company and shall perform such duties as the Chief Executive Officer shall reasonably assign from time to time to Consultant. While the daily commitment required by Consultant to fulfill his duties hereunder will vary, it is understood that such duties assigned hereunder and not intended to materially interfere or prevent Consultant from reasonably performing his duties with Atlanta Cardiology Group, P.C.

3. COMPENSATION. During the term of his consultancy hereunder, Consultant shall receive a consulting fee of $60,000, per year, payable bi-weekly. If Consultant is requested to travel to render services hereunder, the Company shall reimburse Consultant for all necessary and reasonable expenses incurred by Consultant in accordance with and as permitted by the expense reimbursement policies adopted by the Company.

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4.   TERMINATION

     (a) DEATH. Consultant's consultancy hereunder shall terminate upon his death.

     (b) CAUSE. The Company may terminate Consultant's consultancy hereunder for Cause. For the purposes of this Consulting Agreement, the Company shall have "Cause" to terminate Consultant's consultancy and advisory relationship hereunder upon Consultant's (i) willful, continuing, material and bad faith failure to perform and discharge his duties and responsibilities hereunder, or
(ii) gross misconduct that is materially and demonstratively injurious to the Company, or (iii) conviction of a felony (unless such conviction is reversed in any final appeal thereof); provided that, in the case of termination under clauses (i) or (ii)of this Section 4(b), Consultant shall have first received written notice of proposed termination at least 30 days prior thereto, specifying the grounds for such termination and Consultant shall have failed to cure such matters.

     (c)  DATE OF TERMINATION.  "Date of Termination" shall mean the earlier of
(i) the Expiration Date or (ii) if Consultant's employment is terminated by his death, then the date of his death, or if pursuant to Section 4(b), then the date specified in the notice of termination.

5.   COMPETITIVE ACTIVITIES

     Consultant agrees that during his consultancy hereunder, for a period of 12 months after his consultancy and advisory relationship with the Company ends:

     (a)  He will not alone, or in any capacity with another entity:

          (i) directly or indirectly engage in any commercial activity that competes with the Company's business, as the Company has conducted it during the 12-month period before the Consultant's consultancy and advisory relationship with the Company ends, within any state in the United States in which the Company directly or indirectly markets or services products or provides services;

          (ii) in any way interfere or attempt to interfere with the Company's relationships with any of its current or potential customers; or

          (iii) employ or attempt to employ any of the Company's then employees on behalf of any other entity competing with the Company.

     (b) He will, prior to accepting employment with any new employer, inform that employer of this Consulting Agreement and provide that employer with a copy of this Consulting Agreement.


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     (c)  Consultant may seek the advice of the Company from time to time on whether prospective employment he proposes would, in the Company's opinion, violate the provisions of this Section 5, by submitting in writing to the Company appropriate information.

6.   CONFIDENTIAL INFORMATION

     (a) CONFIDENTIAL INFORMATION. For purposes of this Consulting Agreement, the term "Confidential Information" means information that is not generally known and that is proprietary to the Company, including (i) trade secret information about the Company and its products and services; and (ii) information relating to the business of the Company as conducted at any time or anticipated to be conducted by the Company, and to any of its past, current or anticipated products and services, including without limitation, information about the Company's research, development, design, manufacturing, purchasing, accounting, engineering, marketing, selling, leasing or servicing. All information that Consultant has a reasonable basis to consider Confidential Information or which is treated by the Company as being Confidential Information shall be presumed to be Confidential Information, whether originated by Consultant or by others, and without regard to the manner in which Consultant obtains access to such information. Notwithstanding the foregoing, information shall cease to be Confidential Information for purposes of this Section 6 when (i) it is required by law or legal process to be disclosed in the public domain or (ii) it has become public information as a direct or indirect result of disclosure by any person other than Consultant.
In the event Consultant receives any notice of any action to require disclosure of any Confidential Information, as required by law or legal process, Consultant immediately shall notify the Company of the notice and any action to require disclosure of Confidential Information to permit the Company to challenge the required disclosure and seek a protective order.

     (b) RESTRICTED USE AND NONDISCLOSURE. Consultant shall not, either during the term of this Consulting Agreement or for a period of five years following expiration or termination of this Consulting Agreement, (i) use any Confidential Information for any purpose other than the performance of his duties and responsibilities under this Consulting Agreement for the benefit of the Company or (ii) disclose any Confidential Information to any person not employed by the Company, without the prior written authorization of the Company. Consultant shall exercise prudence and the highest degree of care to safeguard and protect, and to prevent the unauthorized disclosure of, all such Confidential Information.

     (c) RETURN OF INFORMATION AT TERMINATION. Upon termination of the consultancy, Consultant shall deliver to the Company all materials, including but not limited to product formulations, customer lists, business plans, business strategies, instruction sheets, drawings, manuals, letters, notes, notebooks, books, reports and copies thereof, computer records, audiotapes and videotapes or other media that include Confidential Information.


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Consultant shall not retain any copies or reproductions of any materials, product formulations, customer lists, business plans, business strategies, instruction sheets, drawings, manuals, letters, notes, notebooks, books, reports and copies thereof, computer records, audiotapes, videotapes or other materials of the Company that came into Consultant's possession at any time during the term of this Consulting Agreement.

7.   INVENTIONS.

     (a) INVENTIONS. For purposes of this Consulting Agreement, the term "Inventions" means any business plan, strategy, technology, discovery, improvement, innovation, idea, formula, shop right, trademark or work of authorship or expression (whether or not patentable or copyrightable, and whether or not put into writing or reduced to practice) made, generated, or conceived by Consultant (whether alone or with others) while employed by the Company or to which Consultant has agreed to assign the rights, interest and ownership under this Consulting Agreement or under any other document or instrument.

     NOTICE: Pursuant to Minnesota Statutes Section 181.78, Consultant is hereby notified that this Agreement does not apply to an invention for which no equipment, supplies, facility, Confidential Information or trade secret information of the Company was used AND which was developed entirely on Consultant's own time AND does not relate (1) directly to the business of the Company OR (2) to the Company's actual or demonstrably anticipated research or development, OR does not result from any work performed by Consultant for the Company.

     (b) PROPERTY OF THE COMPANY. All Inventions made, authored or conceived by Consultant, either solely or jointly with others, during Consultant's consultancy with the Company or within one (1) year after the termination of this Consulting Agreement, are works made for hire and the entire title and ownership interest in such items in any form shall be the sole and exclusive property of the Company. Consultant shall execute instruments of assignment confirming the foregoing as requested by the Company.

     (c) DISCLOSURE. Consultant shall promptly and without request by the Company fully disclose to the Company in writing any Inventions. Consultant shall report on a monthly basis to the Company, or more frequently as requested by the Company, regarding any and all research and development activities during that period.

     (d) COOPERATION. Upon the request of the Company, Consultant shall apply for such United States or foreign trademarks, patents or copyrights as the Company may deem desirable, and Consultant shall do any and all acts necessary in connection with such applications for trademarks, patents or copyrights, or assignments, in order to establish in the Company the entire right, title and interest in and to such trademarks, patents or copyrights. All costs and expenses incurred in connection with any such application for such trademarks, patents


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or copyrights shall be paid by the Company, and Consultant shall be reimbursed by the Company to the extent any such costs and expenses were incurred personally by Consultant.

8.   INJUNCTIVE RELIEF

     Consultant and the Company acknowledge that a breach by the other of any of the terms of Sections 5, 6 or 7 of this Consulting Agreement will render irreparable harm to the other and that the Company or Consultant (as the case may be) shall therefore be entitled to any and all equitable relief, including but not limited to injunctive relief, and to any other remedy that may be available under any applicable law or agreement between the parties.

9.   REPRESENTATIONS OF CONSULTANT.

     Consultant represents and warrants that his execution and delivery of this Consulting Agreement and performance by Consultant of his obligations under this Consulting Agreement shall in no way violate the terms and conditions of any other agreement, written or oral, or any other instrument or arrangement to which Consultant is a party or by which Consultant is bound.

10.  MISCELLANEOUS.

     (a) WAIVER. No waiver of any term, condition or covenant of this Consulting Agreement shall be deemed to be a waiver of subsequent breaches of the same or other terms, covenants or conditions hereof.

     (b) AMENDMENT. This Consulting Agreement may not be amended, altered or modified except by a written agreement between the parties hereto.

     (c)  ASSIGNABILITY.

          (i) CONSULTANT ASSIGNABILITY. Consultant shall not assign this Consulting Agreement to any third party for whatever purpose without the express, prior written consent of the Company.

          (ii) COMPANY ASSIGNABILITY. The Company shall have the right to assign this contract to its successors or permitted assigns, (but not to other persons,) and all covenants or agreements hereunder shall inure to the benefit of and be enforceable by or against its successors or assigns.

          (iii) DEFINITIONS. The terms "successor" and "permitted assigns" shall include any person, individual or entity that buys all or substantially all the Company's assets, or a controlling portion of its stock, or with which it merges or consolidates.

     (d) INVALIDITY AND SEVERABILITY. In the event part or any portion of this Consulting Agreement is determined to be invalid or


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unenforceable by any court of competent jurisdiction, the parties agree that this Consulting Agreement as so construed shall remain in force and effect between them and shall be applied as if the offending part or portion did not comprise an element hereof; provided that such resulting construction of this Consulting Agreement does not frustrate the main purpose of this Consulting Agreement.

     (e) NOTICES. Any notice required to be given hereunder shall be duly and properly given if hand delivered, transmitted by facsimile or mailed postage prepaid to either party at the addresses set forth below, effective as of the date of mailing:

          If to Consultant:   William D. Knopf, M.D.
                              540 Chestnut Rose Lane
                              Atlanta, GA   30327

          If to the Company:  LifeRate Systems, Inc.
                              7210 Metro Boulevard
                              Minneapolis, MN  55439-2128
                              Attention:  Chief Executive Officer

          With a copy to:     Michel A. LaFond, Esq.
                              Oppenheimer Wolff & Donnelly
                              45 South Seventh Street
                              Suite 3400
                              Minneapolis, MN  55402

     Either party may change its address by giving ten days' prior written notice to the other party of the new address.

     (f) DEFINITIONS. For purposes of this Consulting Agreement, the following words shall have the meanings indicated:

          (i) TECHNOLOGY. The term "technology" means all know-how, trade secrets, processes, inventions, specifications, equipment, computer software, trademarks, trade names, service marks, patents, patent applications, proprietary information, copyrights and other related intellectual property.

          (ii) TRADE SECRET. The term "trade secret" means any information or compilation of information possessed by the Company that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other
     persons who can obtain economic value from its disclosure or use.   For
     purposes of this Consulting Agreement, the term "trade secret" includes both information disclosed to Consultant by the Company and information developed by Consultant in the course of his employment.

     (g) GOVERNING LAW. This Consulting Agreement shall be governed by and construed under the laws of the State of Minnesota.


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     (h)  RESCISSION OF AGREEMENT.  Notwithstanding any provision in this
Consulting Agreement to the contrary, in the event Consultant delivers a Notice of Rescission (as defined in the Settlement Agreement) to the Company, then this Consulting Agreement shall, upon receipt of the Notice of Rescission by the Company, also be deemed to be simultaneously rescinded and rendered null and void in all respects.

     IN WITNESS WHEREOF, the parties have duly executed, or caused to be executed by a duly authorized representative, this Consulting Agreement as of the date first set forth above.

                              LIFERATE SYSTEMS, INC.



                              By  /s/ William A. Chorske
                                ---------------------------------------------


                              CONSULTANT



                              /s/ William D. Knopf
                              -----------------------------------------------
                              William D. Knopf, M.D.


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